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Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

[            ], 2006

NYSE Euronext, Inc.
c/o NYSE Group, Inc.
11 Wall Street
New York, New York 10005

Ladies and Gentlemen:

        We have acted as special counsel to NYSE Euronext, Inc. (the "Company") in connection with its Registration Statement on Form S-4, File No. 333-137506 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") on September 21, 2006, as amended, relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of up to 269,678,387 shares of common stock, par value $0.01 per share, of the Company (the "Shares"), to be issued in connection with the transactions contemplated by the Combination Agreement, dated as of June 1, 2006 (the "Combination Agreement"), by and among the NYSE Group, Inc., a Delaware corporation ("NYSE Group"), Euronext N.V., a company organized under the laws of The Netherlands ("Euronext"), the Company and Jefferson Merger Sub, Inc., a Delaware corporation.

        For the purposes of giving this opinion, we have examined the Registration Statement, the Combination Agreement, and the certificate of incorporation and bylaws of the Company. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon certificates or comparable documents of public officials and of officers and representatives of the Company.

        In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such later documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

        Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Board of Directors of the Company has authorized the issuance of the Shares in accordance with the Combination Agreement, and when (1) the stockholders of NYSE Group and Merger Sub have approved and adopted the Combination Agreement in accordance with applicable laws and regulations, (2) the shareholders of Euronext have approved and adopted the Combination Agreement and the actions of the Euronext managing board and supervisory board in connection with the Combination Agreement in accordance with applicable laws and regulations, (3) the requisite number of Euronext shares shall have been tendered in the Exchange Offer and accepted for payment in accordance with applicable laws and regulations, (4) the Registration Statement shall have been declared effective by order of the U.S. Securities and Exchange Commission and (5) the Shares shall have been delivered, paid for or exchanged, as the case may be, in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Combination Agreement and in accordance with applicable laws and regulations, then upon the settlement and delivery of the Exchange Offer (in the case of Shares issued in the Exchange Offer) or at the effective time of the Merger (in the case of Shares issued in the Merger), such Shares will be validly issued, fully paid and nonassessable.

        We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectuses included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

        Very truly yours,

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